UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event Reported): May 14, 2024

HARVARD BIOSCIENCE, INC.

(Exact Name of Registrant as Specified in Charter)

Delaware	001-33957	04-3306140
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

84 October Hill Road, Holliston, MA 01746

(Address of Principal Executive Offices) (Zip Code)

(508) 893-8999

(Registrant's telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.01 par value	HBIO	The NASDAQ Stock Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07	Submission of Matters to a Vote of Security Holders.

On May 14, 2024, Harvard Bioscience, Inc. (the “Company”) held its 2024 Annual Meeting of Stockholders, at which the Company’s stockholders voted on three proposals that are described in detail in the Company’s Definitive Proxy Statement filed with the Securities and Exchange Commission on April 3, 2024.

The voting results for each of the proposals are reported below.

Proposal 1 - Election of Director

The Company’s stockholders elected one Class III Director for a three-year term, such term to continue until the annual meeting of stockholders in 2027 and until such director’s successor is duly elected and qualified or until his earlier resignation or removal.

Name	Votes For	Votes Withheld	Broker Non-Votes
Alan Edrick	19,722,574	10,861,497	4,292,458

Proposal 2 –Ratification of the Appointment of Grant Thornton LLP

The Company’s stockholders ratified the appointment of Grant Thornton LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2024. There were no broker non-votes on this proposal.

Votes For	Votes Against	Votes Abstained
34,794,995	73,003	8,531

Proposal 3 –Approval, by Non-Binding Advisory Vote, of the Compensation of the Named Executive Officers

The Company’s stockholders approved the compensation of the Company’s named executive officers, by a non-binding advisory vote:

Votes For	Votes Against	Votes Abstained	Broker Non-Votes
27,472,149	903,608	2,208,314	4,292,458

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HARVARD BIOSCIENCE, INC.

Date: May 14, 2024	/s/ John Fry
John Fry
Chief Legal Counsel and Secretary